Exhibit 99.1

OptimizeRx Sets Third Quarter 2017 Conference Call for Thursday, November 2, 2017 at 4:30 p.m. ET

Rochester, MI, (October 19, 2017) — OptimizeRx Corporation (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), will hold a conference call on Thursday, November 2, 2017 at 4:30 p.m. Eastern time to discuss results for the third quarter ended September 30, 2017. The financial results will be issued in a press release prior to the call.

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Thursday, November 2, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-406-5345

International dial-in number: 1-719-457-2644

Conference ID: 4446715

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 23, 2017, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4446715

About OptimizeRx
OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs). The company’s cloud-based solution supports patient adherence to medications by providing convenient access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of more than 370 independent EHR platforms, providing more than half a million healthcare providers access to these benefits within their e-prescribing workflow and at the point of care. The largest of its kind, the OptimizeRx EHR network helps improve patient care and outcomes by providing a direct channel for pharma companies to communicate with healthcare providers. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Investor Relations Contact:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team